Exhibit 10.2

SUBLEASE AGREEMENT

THIS SUBLEASE AGREEMENT is made and entered into this 12th day of January, 2006, by and between Coldwater Creek Inc., a for profit corporation duly organized and validly existing under the laws of the State of Delaware, having its principal office at One Coldwater Creek Drive, Sandpoint, Idaho 83864, and authorized to do business in the State of West Virginia (“Sublessor”) and Parkersburg-Wood County Area Development Corporation, a not for profit corporation duly organized and validly existing under the laws of the State of West Virginia, having its office at 408 Juliana Street, Parkersburg, West Virginia 26102 (“Sublessee”).

1. BASIC LEASE PROVISIONS.

A.	Premises: That certain parcel of real property of 11.31 acres, more or less, located in the Parkersburg Business Park, Parkersburg, West Virginia, as more completely described in the Legal Description attached hereto as Exhibit A (the “Premises”).

B.	Sublessee’s Use: Sublessee shall only be permitted to use the Premises in connection with the construction and equipping of an approximately 352,824 Sq. Ft. warehouse facility (the “Expansion”) in accordance with the Plans and Specifications, a summary of which is attached hereto as Exhibit B and made a part hereof (the “Plans and Specifications”) and pursuant to the provisions of this Sublease.

C.	Lessor: Wood County Development Authority.

D.	Lessor’s Address (for notices):

Wood County Development Authority

Post Office Box 1683

408 Juliana Street

Parkersburg, West Virginia 26102

Attention: President

E.	Identification of Prime Lease: Amended and Restated Lease Agreement dated as of January 10, 2006, by and between Wood County Development Authority, as “Lessor,” and Coldwater Creek Inc. as “Lessee.”

F.	Commencement Date: January 12, 2006 (the “Commencement Date”).

G.	Expiration Date: Date of completion of construction of the Expansion and delivery of the Certificate of Acceptance for the Expansion to Sublessor in substantially the form of Exhibit C attached hereto.

H.	Base Rent: One Hundred and no/100 Dollars ($100.00) per month.

I.	Payee of Rent: Coldwater Creek Inc.

J.	Address for Payment of Rent: One Coldwater Creek Drive
Sandpoint, Idaho 83864.

K.	Security Deposit: None.

2. PRIME LEASE. Sublessor is the lessee under the Prime Lease identified in Section 1(E) with the Lessor. Sublessor represents and warrants to Sublessee that (a) Sublessor has delivered to Sublessee a full and complete copy of the Prime Lease and all other agreements between the Lessor and Sublessor relating to the leasing, use, and occupancy of the Premises, (b) the Prime Lease is, as of the date hereof, in full force and effect, and (c) no event of default has occurred under the Prime Lease and, to Sublessor’s knowledge, no event has occurred and is continuing which would constitute an event of default but for the requirement of the giving of notice or the expiration of the period of time to cure.

3. SUBLEASE. Sublessor, for and in consideration of the rents herein reserved and of the covenants and agreements herein contained on the part of Sublessee to be performed, hereby subleases to Sublessee, and Sublessee accepts from Sublessor, the Premises.

4. TERM. The term of this Sublease (the “Term”) shall commence on the Commencement Date. The Term shall expire on the date specified in Section 1(H) (the “Expiration Date”), unless sooner terminated as otherwise provided elsewhere in this Sublease.

5. POSSESSION. Sublessor agrees to deliver possession of the Premises on the Commencement Date.

6. SUBLESSEE’S USE. The Premises shall be used and occupied only for Sublessee’s Use set forth in Section 1(B).

7. GENERAL COOPERATION DURING CONSTRUCTION OF THE EXPANSION.

A.	Sublessor has provided Lessor with, and Sublessee has agreed to, the Specific Plans and Specifications relating to Sublessee’s construction and equipping of the Expansion. Any change orders permitted under the Prime Lease shall be deemed incorporated into and made a part of the Plans and Specifications for purposes of this Sublease.

B.

Throughout the Construction Period, Sublessor shall have the right to inspect the construction site at any time. Sublessor and Sublessee agree to cooperate with one another in bringing about the expeditious completion of the Expansion. For the purposes hereof, Sublessor’s and Sublessee’s cooperation shall include, but not be limited to, prompt execution of contract change orders required or reasonably necessary (i) to resolve ambiguities in the Plans and Specifications, working drawings or shop drawings; (ii) to conform the work to prior changes; or (iii) to resolve difficulties or inefficiencies that would arise as a result of strict adherence to the Plans and Specifications. Sublessor and Sublessee agree that disputes among themselves or with contractors, subcontractors, materialmen, architects, engineers, supervisory personnel or any other persons working on or supplying material for the Expansion shall, wherever possible, be resolved (or handled pending final resolution) in a manner that will allow work to proceed expeditiously.

C.	During the Construction Period, Sublessee shall maintain or cause to be maintained “all-risk” and “extended risk” property insurance and builder’s risk and fire insurance, in each case with respect to the Expansion (covering physical loss or damage to the Expansion and the Premises).

8. RENT. Beginning on the Commencement Date, Sublessee agrees to pay the Base Rent set forth in Section 1(I) to the Payee specified in Section 1(J), at the address specified in Section 1(K), or to such other payee or at such other address as may be designated by notice in writing from Sublessor to Sublessee, without prior demand therefor and without any deduction whatsoever. Base Rent shall be paid in advance on the first day of each month of the Term, except that the first payment of Base Rent shall be paid by Sublessee to Sublessor upon execution of this Sublease by Sublessee. Base Rent shall be pro-rated for partial months at the beginning and end of the Term. All charges, costs and sums required to be paid by Sublessee to Sublessor under this Sublease in addition to Base Rent shall be deemed “Additional Rent,” and Base Rent and Additional Rent shall hereinafter collectively be referred to as “Rent.” Sublessee’s covenant to pay Rent shall be independent of every other covenant in this Sublease.

9. SUBLESSEE’S OBLIGATIONS. Sublessee shall be responsible for, and shall pay the following:

A.	All utility consumption costs, including without limitation, electric and other charges incurred in connection with lighting, and providing electrical power to the Premises. Sublessee shall hold Sublessor harmless from all costs or expenses Sublessor may incur from Sublessee’s failure to pay utility bills or to perform any of its obligations with respect to the purchase of utilities.

B.	All maintenance, repairs and replacements as to the Premises and its equipment, to the extent Sublessor is obligated to perform the same under the Prime Lease.

10. QUIET ENJOYMENT. Sublessor represents that it has full power and authority to enter into this Sublease, subject to the consent of the Lessor, if required under the Prime Lease. So long as Sublessee is not in default in the performance of its covenants and agreements in this Sublease, Sublessee’s quiet and peaceable enjoyment of the Premises shall not be disturbed or interfered with by Sublessor, or by any person claiming by, through, or under Sublessor.

11. SUBLESSEE’S INSURANCE. Sublessee shall procure and maintain, at its own cost and expense, such liability insurance as is required to be carried by Sublessor under the

Prime Lease, naming Sublessor, as well as the Lessor, in the manner required therein, and such property insurance as is required to be carried by Sublessor under the Prime Lease to the extent such property insurance pertains to the Premises. If the Prime Lease requires Sublessor to insure leasehold improvements or alterations, then Sublessee shall insure such leasehold improvements which are located in the Premises, as well as alterations in the Premises made by Sublessee. Sublessee shall furnish to Sublessor a certificate of Sublessee’s insurance required hereunder not later than ten (10) days prior to Sublessee’s taking possession of the Premises. Each party hereby waives claims against the other for property damage provided such waiver shall not invalidate the waiving party’s property insurance; each party shall attempt to obtain from its insurance carrier a waiver of its right of subrogation. Sublessee hereby waives claims against Lessor and Sublessor for property damage to the Premises or its contents if and to the extent that Sublessor waives such claims against the Lessor under the Prime Lease. Sublessee agrees to obtain, for the benefit of Lessor and Sublessor, such waivers of subrogation rights from its insurer as are required of Sublessor under the Prime Lease. Sublessor agrees to use reasonable efforts in good faith to obtain from the Lessor a waiver of claims for insurable property damage losses and an agreement from the Lessor to obtain a waiver of subrogation rights in the Lessor’s property insurance, if and to the extent that Lessor waives such claims against Sublessor under the Prime Lease or is required under the Prime Lease to obtain such waiver of subrogation rights.

12. ASSIGNMENT OR SUBLETTING. Sublessee shall not (i) assign, convey or mortgage this Sublease or any interest under it; (ii) allow any transfer thereof or any lien upon Sublessee’s interest by operation of law; (iii) further sublet the Premises or any part thereof; or (iv) permit the occupancy of the Premises or any part thereof by anyone other than Sublessee. Sublessor’s consent to an assignment of this Sublease or a further sublease of the Premises shall not be unreasonably withheld, and if Sublessor consents thereto, Sublessor shall use reasonable efforts to obtain the consent of Lessor if such consent is required to be obtained under the Prime Lease.

No permitted assignment shall be effective and no permitted sublease shall commence unless and until any default by Sublessee hereunder shall have been cured. No permitted assignment or subletting shall relieve Sublessee from Sublessee’s obligations and agreements hereunder and Sublessee shall continue to be liable as a principal and not as a guarantor or surety to the same extent as though no assignment or subletting had been made.

13. RULES. Sublessee agrees to comply with all rules and regulations that Lessor has made or may hereafter from time to time make for the Premises.

14. COMPLIANCE WITH LAWS. Sublessee shall, at Sublessee’s own expense, comply with all laws and ordinances, and all orders, rules and regulations of all governmental authorities and of all insurance bodies and their fire prevention engineers at any time in force, applicable to the Premises or to Sublessee’s particular use or manner of use thereof.

15. FIRE OR CASUALTY OR EMINENT DOMAIN. In the event of a fire or other casualty affecting the Building or the Premises, or of a taking of all or a part of the Building or Premises under the power of eminent domain, Sublessor shall not exercise any right which may have the effect of terminating the Prime Lease without first obtaining the prior written consent of

Sublessee. In the event Sublessor is entitled, under the Prime Lease, to a rent abatement as a result of a fire or other casualty or as a result of a taking under the power of eminent domain, then Sublessee shall be entitled to the Sublease Share of such rent abatement unless the effect on the Premises of such fire or other casualty or such taking shall be substantially disproportionate to the amount of the abatement, in which event the parties shall equitably adjust the abatement as between themselves, based on the relative impact of the fire or other casualty, or the taking, as the case may be. If the Prime Lease imposes on Sublessor the obligation to repair or restore leasehold improvements or alterations, Sublessee shall be responsible for repair or restoration of leasehold improvements or alterations; Sublessee shall make any insurance proceeds resulting from the loss which Sublessor is obligated to repair or restore available to Sublessor and shall permit Sublessor to enter the Premises to perform the same, subject to such conditions as Sublessee may reasonably impose.

16. SURRENDER. Upon the expiration of this Sublease, or upon the termination of the Sublease or of Sublessee’s right to possession of the Premises, Sublessee will at once surrender and deliver up the Premises, together with all improvements thereon, to Sublessor in good condition and repair, reasonable wear and tear excepted; conditions existing because of Sublessee’s failure to perform maintenance, repairs or replacements as required of Sublessee under this Sublease shall not be deemed “reasonable wear and tear.” Said improvements shall include all buildings, plumbing, lighting, electrical, heating, cooling and ventilating fixtures and equipment and other articles of personal property used in the operation of the Premises. Sublessee shall surrender to Sublessor all keys to the Premises and make known to Sublessor the combination of all combination locks which Sublessee is permitted to leave on the Premises.

17. ENCUMBERING TITLE. Except for the lien of United Bank, Inc., Sublessee shall not do any act which shall in any way encumber the title of Lessor in and to the Premises or the Property, nor shall the interest or estate of Lessor or Sublessor be in any way subject to any claim by way of lien or encumbrance, whether by operation of law by virtue of any express or implied contract by Sublessee, or by reason of any other act or omission of Sublessee. Any claim to, or lien upon, the Premises or the Property arising from any act or omission of Sublessee shall accrue only against the subleasehold estate of Sublessee and shall be subject and subordinate to the paramount title and rights of Lessor in and to the Premises and the Property and the interest of Sublessor in the premises leased pursuant to the Prime Lease. Without limiting the generality of the foregoing, Sublessee shall not permit the Premises or the Property to become subject to any mechanics,’ laborers’ or materialmen’s lien on account of labor or material furnished to Sublessee or claimed to have been furnished to Sublessee in connection with work of any character performed or claimed to have been performed on the Premises by, or at the direction or sufferance of, Sublessee, provided, however, that if so permitted under the Prime Lease, Sublessee shall have the right to contest in good faith and with reasonable diligence, the validity of any such lien or claimed lien if Sublessee shall give to Lessor and Sublessor such security as may be deemed satisfactory to them to assure payment thereof and to prevent any sale, foreclosure, or forfeiture of the Premises or the Property by reason of nonpayment thereof, provided further, however, that on final determination of the lien or claim of lien, Sublessee shall immediately pay any judgment rendered, with all proper costs and charges, and shall have the lien released and any judgment satisfied.

18. SUBLESSOR’S RESERVED RIGHTS. Sublessor reserves the right, on reasonable prior notice, to inspect the Premises, or to exhibit the Premises to persons having a legitimate interest at any time during the Sublease term.

19. DEFAULTS. Sublessee further agrees that any one or more of the following events shall be considered Events of Default as said term is used herein:

A.	Sublessee shall be adjudged an involuntary bankrupt, or a decree or order approving, as properly filed, a petition or answer filed against Sublessee asking reorganization of Sublessee under the Federal bankruptcy laws as now or hereafter amended, or under the laws of any State, shall be entered, and such decree or judgment or order shall not have been vacated or stayed or set aside within sixty (60) days from the date of the entry or granting thereof; or

B.	Sublessee shall file, or admit the jurisdiction of the court and the material allegations contained in, any petition in bankruptcy, or any petition pursuant or purporting to be pursuant to the Federal bankruptcy laws nor or hereafter amended, or Sublessee shall institute any proceedings for relief of Sublessee under any bankruptcy or insolvency laws or any laws relating to the relief of debtors, readjustment of indebtedness, reorganization, arrangements, composition or extension; or

C.	Sublessee shall make any assignment for the benefit of creditors or shall apply for or consent to the appointment of a receiver for Sublessee or any of the property of Sublessee; or

D.	Sublessee shall admit in writing its inability to pay its debts as they become due; or

E.	The Premises are levied on by any revenue officer or similar officer; or

F.	A decree or order appointing a receiver of the property of Sublessee shall be made and such decree or order shall not have been vacated, stayed or set aside within sixty (60) days from the date of entry or granting thereof; or

G.	Sublessee shall abandon the Premises during the Term hereof; or

H.	Sublessee shall default in any payment of Rent required to be made by Sublessee hereunder when due as herein provided and such default shall continue for five (5) days after notice thereof in writing to Sublessee; or

I.	Sublessee shall default in securing insurance or in providing evidence of insurance as set forth in Sections 7(F) or 11 of this Sublease or shall default with respect to lien claims as set forth in Section 18 of this Sublease and either such default shall continue for five (5) days after notice thereof in writing to Sublessee; or

J.	Sublessee shall, by its act or omission to act, cause a default under the Prime Lease and such default shall not be cured within the time, if any permitted for such cure under the Prime Lease; or

K.	Sublessee shall default in any of the other covenants and agreements herein contained to be kept, observed and performed by Sublessee, and such default shall continue for thirty (30) days after notice thereof in writing to Sublessee.

20. REMEDIES. Upon the occurrence of any one or more Events of Default, Sublessor may exercise any remedy against Sublessee which Lessor may exercise for default by Sublessor under the Prime Lease.

21. NOTICES AND CONSENTS. All notices, demands, requests, consents or approvals which may or are required to be given by either party to the other shall be in writing and shall be deemed given if delivered personally, by confirmed facsimile transmission (with follow-up hard copy) or one (1) day after sent by guaranteed overnight delivery, or five (5) calendar days after mailed by registered or certified mail, postage prepaid, return receipt requested, addressed as follows or to such other address as any party may specify by like notice (provided, however, that notices of a change of address or person to whom notice shall be given shall be made in accordance with this paragraph and shall be effective only upon receipt thereof):

To the Sublessee:

Parkersburg-Wood County Area Development Corporation
P.O. Box 1683
408 Juliana Street
Parkersburg, West Virginia 26102
Attention: President
Fax No.: (304) 485-5219

To the Sublessor:

Coldwater Creek, Inc.
One Coldwater Creek Drive
Sandpoint, Idaho 83864
Attention: Executive Vice President and Chief Financial Officer
Fax No.: (208) 265-7108

22. PROVISIONS REGARDING SUBLEASE. This Sublease and all the rights of parties hereunder are subject and subordinate to the Prime Lease. Each party agrees that it will not, by its act or omission to act, cause a default under the Prime Lease. This Sublease Agreement is made subject and subordinate to the current credit line deed of trust in the amount of $20,000,000 in favor of United Bank, Inc., and any future mortgages, deeds of trust or ground leases and any, amendments, replacements, renewals and extensions thereof. In furtherance of the foregoing, the parties hereby confirm, each to the other, that it is not practical in this Sublease agreement to enumerate all of the rights and obligations of the various parties under the Prime Lease and specifically to allocate those rights and obligations in this Sublease agreement. Accordingly, in order to afford to Sublessee the benefits of this Sublease and of those provisions of the Prime Lease which by their nature are intended to benefit the party in possession of the Premises, and in order to protect Sublessor against a default by Sublessee which might cause a default or event of default by Sublessor under the Prime Lease:

A.	Provided Sublessee shall timely pay all Rent when and as due under this Sublease, Sublessor shall pay, when and as due, all base rent, additional rent and other charges payable by Sublessor to Lessor under the Prime Lease.

B.	Except as otherwise expressly provided herein, Sublessor shall perform its covenants and obligations under the Prime Lease which do not require for their performance possession of the Premises and which are not otherwise to be performed hereunder by Sublessee on behalf of Sublessor. For example, Sublessor shall at all times keep in full force and effect all insurance required of Sublessor as Lessee under the Prime Lease.

C.	Except as otherwise expressly provided herein, Sublessee shall perform all affirmative covenants and shall refrain from performing any act which is prohibited by the negative covenants of the Prime Lease, where the obligation to perform or refrain from performing is by its nature imposed upon the party in possession of the Premises. If practicable, Sublessee shall perform affirmative covenants which are also covenants of Sublessor under the Prime Lease at least five (5) days prior to the date when Sublessor’s performance is required under the Prime Lease. Sublessor shall have the right to enter the Premises to cure any default by Sublessee under this Section.

D.	Sublessor shall not agree to an amendment to the Prime Lease which might have an adverse effect on Sublessee’s occupancy of the Premises or its use of the Premises for their intended purpose, unless Sublessor shall first obtain Sublessee’s prior written approval thereof.

E.

Sublessor hereby grants to Sublessee the right to receive all of the services and benefits with respect to the Premises which are to be provided by Lessor under the Prime Lease. Sublessor shall have no duty to perform all obligations of Lessor which are, by their nature, the obligations of an owner or manager of real property. For example, Sublessor shall not be required to provide the services or repairs which the Lessor is required to provide under the Prime Lease. Sublessor shall have no responsibility for or be liable to Sublessee for any default, failure or delay on the part of Lessor in the performance or observance by Lessor of any of its obligations under the Prime Lease, nor shall such default by Lessor affect this Sublease or waive or defer the performance of any of Sublessee’s obligations hereunder except to the extent that such default by Lessor excuses performance by Sublessor, under the Prime Lease. Notwithstanding the foregoing, the parties contemplate that Lessor shall, in fact, perform its obligations under the Prime Lease and in the event of any default or failure of such performance by Lessor, Sublessor agrees that it will, upon notice from Sublessee, make demand upon Lessor to perform its obligations under the Prime Lease and, provided that Sublessee specifically agrees to pay all costs and expenses of Sublessor and provides Sublessor with security reasonably satisfactory to Sublessor to pay such costs and expenses, Sublessor will take appropriate legal action to enforce the Prime Lease.

23. LESSOR’S CONSENT. This Sublease and the obligations of the parties hereunder are expressly conditioned upon Sublessor’s obtaining prior written consent hereto by Lessor, if such written consent is required under the Prime Lease. Sublessee shall promptly deliver to Sublessor any information reasonably requested by Lessor (in connection with Lessor’s approval of this Sublease) with respect to the nature and operation of Sublessee’s business and/or the financial condition of Sublessee. Sublessor and Sublessee hereby agree, for the benefit of Lessor, that this Sublease and Lessor’s consent hereto shall not (a) create privity of contract between Lessor and Sublessee; (b) be deemed to have amended the Prime Lease in any regard (unless Lessor shall have expressly agreed in writing to such amendment); or (c) be construed as a waiver of Lessor’s right to consent to any assignment of the Prime Lease by Sublessor or any further subletting of premises leased pursuant to the Prime Lease, or as a waiver of Lessor’s right to consent to any assignment by Sublessee of this Sublease or any sub-subletting of the Premises or any part thereof. Lessor’s consent shall, however, be deemed to evidence Lessor’s agreement that Sublessee may use the Premises for the purposes set forth in Section 1(B) and that Sublessee shall be entitled to any waiver of claims and of the right of subrogation for damage to Lessor’s property if and to the extent that the Prime Lease provides such waivers for the benefit of Sublessor.

24. FORCE MAJEURE. Sublessor shall not be deemed in default with respect to any of the terms, covenants and conditions of this Sublease on Sublessor’s part to be performed, if Sublessor’s failure to timely perform same is due in whole or in part to any strike, lockout, labor trouble (whether legal or illegal), civil disorder, failure of power, restrictive governmental laws and regulations, riots, insurrections, war, shortages, accidents, casualties, acts of God, acts caused directly by Sublessee or Sublessee’s agents, employees and invitees or any other cause beyond the reasonable control of Sublessor. This Section shall not be applicable, however, if Sublessor’s failure timely to perform creates a default by Sublessor under the Prime Lease.

25. ADDITIONAL PROVISIONS.

A.	Sublessor - Sublessee Relationship. Nothing contained in this Sublease creates any relationship between the parties other than the relationship of Sublessor and Sublessee.

B.	Entire Agreement; No Warranties or Representations of Sublessor; Amendment. This Sublease and the Prime Lease constitute the entire agreement between Sublessor and Sublessee with respect to the leasing of the Premises. Sublessee acknowledges that there are no promises, representations, agreements, warranties, conditions or understandings (whether oral or written, implied or expressed) between the parties other than as are expressly herein set forth and set forth in the Prime Lease.

C.	Captions. The captions appearing in this Sublease have been inserted as a matter of convenience and for reference only and in no way define, limit or enlarge the scope or meaning of this Sublease or any of its provisions.

D.	Governing Law. This Lease shall be construed and governed by the laws of the State of West Virginia. Where a provision of this Sublease refers to any legislation, reference will be deemed to include any replacement or amendment of the referenced legislative provision.

E.	Binding on Successors and Assigns. Except as otherwise provided herein, this Sublease shall be binding upon and inure to the benefit of the successors and assigns of the parties.

F.	Partial Invalidity. If for any reason whatsoever, any term, obligation or condition of this Sublease, or the application thereof to any person or circumstance, is to any extent held or rendered invalid, unenforceable or illegal, then such term, obligation or condition: (a) shall be deemed to be independent of the remainder of the Sublease and to be severable and divisible therefrom, and its invalidity, unenforceability or illegality shall not affect, impair or invalidate the remainder of the Sublease or any part thereof; and (b) the remainder of the Sublease not affected, impaired or invalidated will continue to be applicable and enforceable to the fullest extent permitted by law against any person and circumstance other than those as to which it has been held or rendered invalid, unenforceable and illegal.

G.	Attorneys’ Fees. Notwithstanding anything to the contrary contained in this Sublease, if either party institutes legal proceedings against the other with respect to the Sublease, or the use, occupancy or condition of the Premises, the nonprevailing party shall pay to the prevailing party an amount equal to all attorneys’ fees and disbursements and all other costs and expenses incurred by the prevailing party in connection therewith.

The parties have executed this Sublease the day and year first above written.

SUBLESSOR:

COLDWATER CREEK INC., a Delaware corporation

By:	/s/ Melvin Dick
Name:	Melvin Dick
Title:	Executive Vice President and CFO

SUBLESSEE:

Parkersburg-Wood County Area Development Corporation, a West Virginia corporation

By:	/s/ J. Fred Earley II
Name:	J. Fred Earley II
Title:	Chairman

Lessor acknowledges and consents to this Sublease Agreement:

WOOD COUNTY DEVELOPMENT AUTHORITY

By:	/s/ J. Fred Earley II
Name:	J. Fred Earley II
Title:	Chairman

EXHIBIT A

Description of the Premises

DESCRIPTION OF SURVEY

FOR

11.31 ACRE TRACT

A tract of land, situate on the Coldwater Creek Distributors property, located in Tygart District, Wood County, West Virginia, more particularly described as follows;

Beginning at a point in the common division line between Clearwater Creek Distributors, and the Parkersburg / Wood County Development Corporation, from which a 5/8 inch rebar bears S 35º19’ W at 639.30 feet, thence running with said Development Corporation

N 35º19’ E, 494.00 feet to a point, from which a 5/8 inch rebar bears N 35º19’ E at 182.14 feet, thence leaving said Development Corporation and running through and across the property from which this conveyance is a part of

S 54º29’ E, 998.01 feet to a point, thence

S 35º31’ W, 494.00 feet to a point, thence

N 54º29’ W, 996.32 feet to the point of beginning containing 11.31 acres more or less as shown on a plat of survey by Potesta and Associates, Inc., dated October, 2005, said plat is hereby made mention of and made a part of this description.

EXHIBIT B

Plans and Specifications

Expanded Receiving Area
New Construction
Existing
Existing Parking
New Parking
Existing Parking
Allegheny Power Substation
I-77

Coldwater Creek Parkersburg Expansion

Site Plan

ALSC ARCHITECTS

Expanded Receiving Area
New Construction
Existing
Existing Parking
Building Section
Existing
New Construction

Coldwater Creek Parkersburg Expansion

Building Plan

ALSC ARCHITECTS

ALSC ARCHITECTS

www.alscarchitects.com

COLDWATER CREEK
PARKERSBURG EXPANSION

COLDWATER CREEK
PARKERSBURG, WV

EXISTING COLDWATER CREEK
DISTRIBUTION CENTER
DISTRIBUTION CENTER
EXPANSION
LEGEND
NEW
EXISTING
SWALE

A1 GRADING PLAN

GRADING PLAN

ALT # 1
EXISTING DISTRIBUTION CENTER
DISTRIBUTION CENTER ADDITION
NEW FIRE LANE
NEW ASPHALT SIDEWALK
END EXIST SIDEWALK
NEW CONC SIDEWALK
END OF EXIST PAVING
EXIST CONC SIDEWALK
EXIST PAVING
NEW ASPHALT PAVING
ALTERNATE # 2
ADDENDUM # 3
A1 SITE PLAN

COLDWATER CREEK
PARKERSBURG EXPANSION

COLDWATER CREEK
PARKERSBURG, WV

SITE PLAN

AS-101

EXISTING DISTRIBUTION CENTER
487' 8" +/-
DOUBLE EGRESS DOORS
EXIST 4 HR FIRE WALL
EXISTING 9 1/4" TILT UP CONC WALL
NEW 4 HR AREA SEPARATION WALL
NEW 2 HR FIRE WALL
DOUBLE EGRESS DOORS
A1 FLOOR PLAN

ALSC

COLDWATER CREEK
PARKERSBURG EXPANSION

COLDWATER CREEK
PARKERSBURG, WV

FLOOR PLAN

A-101

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EXIT
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K

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EXIT
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EXIT
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EXIT
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EXHIBIT C

Form of Certificate of Acceptance

CERTIFICATE OF ACCEPTANCE

Pursuant to and as required by the SUBLEASE AGREEMENT dated as of January ___, 2006 (the “Sublease Agreement”) between PARKERSBURG-WOOD COUNTY AREA DEVELOPMENT CORPORATION, as Sublessee (the “Sublessee”), and COLDWATER CREEK INC., as Sublessor (the “Sublessor”). The Sublessor hereby certifies that the status of work on the Expansion is as described in the Plans and Specifications and the Certificate of Substantial Compliance tendered by the contractor for the work, and that it hereby accepts the Expansion effective ________________, 200_. Terms used herein shall have the meanings ascribed to them in the Sublease Agreement.

The Sublessor hereby represents and warrants to the Lessor and to the Sublessee that on the date hereof:

(a)	No Default or Event of Default under the Sublease Agreement has occurred and is continuing.

(b)	All conditions for leasing of the Expansion under the Prime Lease have been satisfied.

(c)	The Sublessor has obtained, and there are in full force and effect, such insurance policies with respect to the Expansion as are required to be maintained on the date hereof under the terms of the Prime Lease.

(d)	The Sublessor hereby reconfirms its obligations and representations set forth in the Prime Lease as if made on the date hereof, including without limitation, its obligation to pay all Rent under the Prime Lease without any Abatements for any reason whatever, including any defect in the Expansion, or in the Lessor’s title thereto, and its representations set forth in Section 2 thereof as to the lack of any representations or warranties by Lessor with respect to the Expanded Campus.

IN WITNESS WHEREOF, the Sublessee has caused this Certificate of Acceptance to be duly executed by its officers thereunto duly authorized this ____ day of __________, 2006.

COLDWATER CREEK INC.

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